AGREEMENT

Made as of this 11th day of July, 2007, by and among VANGUARD WELLINGTON FUND, VANGUARD WINDSOR FUNDS, VANGUARD WORLD FUNDS, VANGUARD EXPLORER FUND, VANGUARD MORGAN GROWTH FUND, VANGUARD WELLESLEY INCOME FUND, VANGUARD FIXED INCOME SECURITIES FUNDS, VANGUARD MONEY MARKET FUND, VANGUARD MUNICIPAL BOND FUNDS, VANGUARD STAR FUND, VANGUARD CHESTER FUNDS, VANGUARD INDEX FUNDS, VANGUARD TRUSTEES EQUITY FUNDS, VANGUARD SPECIALIZED FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS, VANGUARD NEW YORK TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUND, VANGUARD OHIO TAX-FREE FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD CONVERTIBLE SECURITIES FUND, VANGUARD QUANTITATIVE FUNDS, VANGUARD BOND INDEX FUNDS, VANGUARD FENWAY FUNDS, VANGUARD NEW JERSEY TAX-FREE FUNDS, VANGUARD ADMIRAL FUNDS, VANGUARD MALVERN FUNDS, VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD BALANCED INDEX FUND, VANGUARD INSTITUTIONAL INDEX FUND, VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD TAX-MANAGED FUNDS, VANGUARD WHITEHALL FUNDS, VANGUARD TREASURY FUND, VANGUARD HORIZON FUNDS, AND VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, VANGUARD CMT FUNDS (hereinafter collectively referred to as the “Funds”) and THE VANGUARD GROUP, INC., VANGUARD ADVISERS, INC., AND VANGUARD MARKETING CORPORATION (hereinafter collectively referred to as “Vanguard”).

THIS AGREEMENT is entered into under the following circumstances:

WHEREAS, Section 17(g) of the Investment Company Act of 1940 (“the Act”) provides that the Securities and Exchange Commission (“SEC”) is authorized to require that the officers and employees of registered management investment companies who, either singly or jointly with others, may have access to the Funds’ assets, be bonded against larceny and embezzlement, and the SEC has promulgated such rules and regulations (“Rule 17g-1”); and

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WHEREAS, the Funds and Vanguard are named as joint insureds under the terms of a bond or policy of insurance with total coverage of $400,000,000 which insures against larceny and embezzlement by officers and employees (the “Joint Insured Bond”); and

WHEREAS, a majority of the Board of Trustees of the Funds (the “Board”), who are not “interested persons” as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on the Joint Insured Bond, and the Board has approved the term and amount of the Joint Insured Bond, the portion of the premium payable by each party, and the manner in which recovery on the Joint Insured Bond, if any, shall be shared by and among the parties as set forth below in this Agreement; and

WHEREAS, the Funds and Vanguard now desire to enter into this Agreement as required by Rule 17g-1(f) of the Act to establish the manner in which recovery on the Joint Insured Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1.  ALLOCATION OF PREMIUMS

The annual premium shall be allocated among the Vanguard Funds, based on relative net assets, in accordance with a Board-approved methodology, and expensed monthly over the term of the Joint Insured Bond.

2.  ALLOCATION OF RECOVERIES

A.  In the event of a separate loss or losses under the Joint Insured Bond, the party suffering a loss or losses shall be entitled to be indemnified up to the full amount of the Joint Insured Bond.

B.  If more than one party is damaged in a single loss or occurrence for which recovery is received under the Joint Insured Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to fully indemnify each party sustaining a loss.

2

C.  If the recovery is inadequate to fully indemnify each party sustaining a loss, the recovery shall be allocated among the parties as follows:

(i)  Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage as set forth in Exhibit A as attached.

(ii)  The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) above, in ratio of the premium paid by each such party to the premium paid by all parties.

3.  BOND COVERAGE REQUIRED

Each party has determined the minimum amount of fidelity bond coverage deemed appropriate to be maintained. This amount is set forth in Exhibit A and each Fund represents and warrants to each of the other parties that the minimum amount of coverage required by Rule 17g-1(d)(1) is not more than reflected in Exhibit A. Each Fund further agrees that its minimum coverage shall not be less than the minimum coverage required by Rule 17g-1(d)(1).

4.  This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party that provides 60 days’ written notice to the other parties.

5.  Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on their behalf by their duly authorized officers as of the date first written above.

VANGUARD ADMIRAL FUNDS

VANGUARD BALANCED INDEX FUND

VANGUARD BOND INDEX FUNDS

VANGUARD CALIFORNIA TAX-FREE FUNDS

VANGUARD CONVERTIBLE SECURITIES FUND

VANGUARD CHESTER FUNDS

VANGUARD CMT FUNDS

VANGUARD EXPLORER FUND

VANGUARD FENWAY FUNDS

VANGUARD FIXED INCOME SECURITIES FUNDS

VANGUARD FLORIDA TAX-FREE FUNDS

VANGUARD HORIZON FUNDS

VANGUARD INDEX FUNDS

VANGUARD INSTITUTIONAL INDEX FUNDS

VANGUARD INTERNATIONAL EQUITY INDEX FUNDS

VANGUARD MALVERN FUNDS

VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS

VANGUARD MONEY MARKET RESERVES

VANGUARD MORGAN GROWTH FUND

VANGUARD MUNICIPAL BOND FUNDS

VANGUARD NEW JERSEY TAX-FREE FUNDS

VANGUARD NEW YORK TAX-FREE FUNDS

VANGUARD OHIO TAX-FREE FUNDS

VANGUARD PENNSYLVANIA TAX-FREE FUNDS

VANGUARD QUANTITATIVE FUNDS

VANGUARD SPECIALIZED FUNDS

VANGUARD STAR FUNDS

VANGUARD TAX-MANAGED FUNDS

VANGUARD TREASURY FUND

VANGUARD TRUSTEES EQUITY FUNDS

VANGUARD VARIABLE INSURANCE FUND

VANGUARD WELLESLEY INCOME FUND

VANGUARD WELLINGTON FUND

VANGUARD WHITEHALL FUNDS

VANGUARD WINDSOR FUNDS

VANGUARD WORLD FUNDS

By:	/s/ Heidi Stam
Heidi Stam, Secretary

Attest:	/s/ Arthur S. Gabinet
Arthur S. Gabinet, Assistant Secretary

4

THE VANGUARD GROUP, INC.

By:	/s/ Heidi Stam
Heidi Stam, Managing Director, General
Counsel, and Secretary

Attest:	/s/ Amy B. Cooper
Amy B. Cooper, Assistant Secretary

VANGUARD ADVISERS, INC.

By:	/s/ Michael Kimmel
Michael Kimmel, Secretary

Attest:	/s/ Deborah McCracken
Deborah McCracken, Assistant Secretary

VANGUARD MARKETING CORPORATION

By:	/s/ Michael Kimmel
Michael Kimmel, Secretary

Attest:	/s/ Deborah McCracken
Deborah McCracken, Assistant Secretary

5

EXHIBIT A

Rule 17g-1

Minimum Bond Requirements

As of 5/31/2007

(000 omitted)

Fund/Portfolio Name	Net Assets	Bond Requirement

Vanguard Admiral Funds
Admiral Treasury Money Market Fund	$ 18,140,768	$ 2,500
Vanguard Balanced Index Fund	9,848,016	2,500
Vanguard Bond Index Funds
Intermediate-Term Bond Index Fund	6,357,602	2,500
Long-Term Bond Index Fund	2,320,683	1,500
Short-Term Bond Index Fund	5,599,183	2,500
Total Bond Market Index Fund	46,472,567	2,500
Vanguard California Tax-Free Funds
CA Intermediate-Term Tax-Exempt Fund	4,001,050	2,300
CA Long-Term Tax-Exempt Fund	2,900,278	1,700
CA Tax-Exempt Money Market Fund	7,764,618	2,500
Vanguard Convertible Securities Fund	802,040	1,000
Vanguard Chester Funds
PRIMECAP Fund	33,251,325	2,500
Target Retirement Income Fund	1,136,895	1,250
Target Retirement 2005 Fund	1,314,420	1,250
Target Retirement 2010 Fund	842,412	1,000
Target Retirement 2015 Fund	5,863,414	2,500
Target Retirement 2020 Fund	1,205,090	1,250
Target Retirement 2025 Fund	6,009,837	2,500
Target Retirement 2030 Fund	766,425	1,000
Target Retirement 2035 Fund	4,048,909	2,300
Target Retirement 2040 Fund	352,176	750
Target Retirement 2045 Fund	1,968,096	1,500
Target Retirement 2050 Fund	117,782	525
Vanguard CMT Funds
Market Liquidity Fund	28,131,535	2,500
Municipal Cash Management Fund	1,618,304	1,500
Vanguard Explorer Fund	12,842,392	2,500
Vanguard Fenway Funds
Equity Income Fund	5,840,410	2,500
Growth Equity Fund	782,719	1,000
PRIMECAP Core Fund	3,033,989	1,900

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Vanguard Fixed Income Securities Funds
GNMA Fund	23,137,956	2,500
High-Yield Corporate Fund	9,814,655	2,500
Inflation-Protected Securities Fund	10,102,794	2,500
Intermediate-Term Investment-Grade Fund	5,535,609	2,500
Intermediate-Term Treasury Fund	4,139,892	2,300
Long-Term Investment-Grade Fund	5,817,855	2,500
Long-Term Treasury Fund	2,246,174	1,500
Short-Term Federal Fund	2,599,261	1,700
Short-Term Investment-Grade Fund	18,490,255	2,500
Short-Term Treasury Fund	3,555,554	2,100
Vanguard Florida Tax-Free Funds
Florida Long-Term Tax-Exempt Fund	1,140,103	1,250
Vanguard Horizon Funds
Capital Opportunity Fund	9,506,270	2,500
Global Equity Fund	6,744,565	2,500
Strategic Equity Fund	8,351,371	2,500
Strategic Small-Cap Equity Fund	267,418	750
Vanguard Index Funds
500 Index Fund	128,766,544	2,500
Extended Market Index Fund	14,953,537	2,500
Growth Index Fund	14,948,178	2,500
Large-Cap Index Fund	1,473,443	1,250
Mid-Cap Growth Index Fund	273,161	750
Mid-Cap Index Fund	21,396,208	2,500
Mid-Cap Value Index Fund	384,015	750
Small-Cap Growth Index Fund	3,840,802	2,100
Small-Cap Index Fund	15,916,288	2,500
Small-Cap Value Index Fund	6,037,701	2,500
Total Stock Market Index Fund	99,766,565	2,500
Value Index Fund	13,197,032	2,500
Vanguard Institutional Index Funds
Institutional Index Fund	73,276,483	2,500
Institutional Total Bond Market Index Fund	6,708,526	2,500
Institutional Total Stock Market Index Fund	8,787,927	2,500
Vanguard International Equity Index Funds
Emerging Markets Stock Index Fund	16,632,606	2,500
European Stock Index Fund	33,201,648	2,500
FTSE All-World Ex-US Index Fund	82,075	450
Pacific Stock Index Fund	14,947,098	2,500
Vanguard Malvern Funds
Asset Allocation Fund	14,119,527	2,500
Capital Value Fund	691,514	900

U.S. Value Fund	1,558,615	1,500
Vanguard Massachusetts Tax-Exempt Funds
Massachusetts Tax-Exempt Fund	648,333	900
Vanguard Money Market Reserves
Federal Money Market Fund	7,064,899	2,500
Prime Money Market Fund	88,319,974	2,500
Vanguard Morgan Growth Fund	8,596,104	2,500
Vanguard Municipal Bond Funds
High-Yield Tax-Exempt Fund	6,133,621	2,500
Insured Long-Term Tax-Exempt Fund	3,272,028	1,900
Intermediate-Term Tax-Exempt Fund	15,489,910	2,500
Limited-Term Tax-Exempt Fund	6,599,858	2,500
Long-Term Tax-Exempt Fund	2,494,713	1,500
Short-Term Tax-Exempt Fund	4,005,878	2,300
Tax-Exempt Money Market Fund	20,664,401	2,500
Vanguard New Jersey Tax-Free Funds
NJ Long-Term Tax-Exempt Fund	1,792,037	1,500
NJ Tax-Exempt Money Market Fund	3,247,849	1,900
Vanguard New York Tax-Free Funds
NY Long-Term Tax-Exempt Fund	2,621,211	1,700
NY Tax-Exempt Money Market Fund	5,083,954	2,500
Vanguard Ohio Tax-Free Funds
OH Long-Term Tax-Exempt Fund	658,652	900
OH Tax- Exempt Money Market Fund	1,052,197	1,250
Vanguard Pennsylvania Tax-Free Funds
PA Long-Term Tax-Exempt Fund	2,438,023	1,500
PA Tax- Exempt Money Market Fund	3,824,460	2,100
Vanguard Quantitative Funds
Growth and Income Fund	8,272,940	2,500
Structured Broad Market Fund	118,555	525
Structured Large-Cap Equity Fund	809,458	1,000
Structured Large-Cap Growth Fund	57,414	400
Structured Large-Cap Value Fund	80,782	450
Vanguard Specialized Funds
Dividend Appreciation Index Fund	391,944	750
Dividend Growth Fund	1,296,290	1,250
Energy Fund	11,909,600	2,500
Health Care Fund	28,660,573	2,500
Precious Metals and Mining Fund	4,047,166	2,300
REIT Index Fund	12,127,368	2,500
Vanguard STAR Funds
Developed Markets Index Fund	3,576,919	2,100
Institutional Developed Markets Index Fund	4,478,229	2,300
LifeStrategy Conservative Growth Fund	6,916,043	2,500

LifeStrategy Growth Fund	9,955,729	2,500
LifeStrategy Income Fund	1,811,864	1,500
LifeStrategy Moderate Growth Fund	10,921,911	2,500
STAR Fund	14,864,589	2,500
Total International Stock Index Fund	24,975,577	2,500
Vanguard Tax-Managed Funds
Tax-Managed Balanced Fund	709,704	900
Tax-Managed Capital Appreciation Fund	4,451,796	2,300
Tax-Managed Growth and Income Fund	3,404,939	1,900
Tax-Managed International Fund	2,271,213	1,500
Tax-Managed Small-Cap Fund	2,135,234	1,500
Vanguard Treasury Fund
Vanguard Treasury Money Market Fund	5,396,621	2,500
Vanguard Trustees' Equity Fund
Diversified Equity Fund	271,445	750
International Value Fund	9,295,174	2,500
Vanguard Variable Insurance Fund
Balanced Portfolio	1,535,845	1,500
Capital Growth Portfolio	303,072	750
Diversified Value Portfolio	1,097,150	1,250
Equity Income Portfolio	664,507	900
Equity Index Portfolio	2,418,025	1,500
Growth Portfolio	348,866	750
High Yield Bond Portfolio	273,199	750
International Portfolio	1,855,156	1,500
Mid-Cap Index Portfolio	903,771	1,000
Money Market Portfolio	1,489,077	1,250
REIT Index Portfolio	617,257	900
Short-Term Investment-Grade Portfolio	417,160	750
Small Company Growth Portfolio	874,079	1,000
Total Bond Market Index Portfolio	1,134,843	1,250
Total Stock Market Index Portfolio	566,111	900
Vanguard Wellesley Income Fund	13,436,108	2,500
Vanguard Wellington Fund	49,689,152	2,500
Vanguard Whitehall Funds
High Dividend Yield Index Fund	119,365	525
International Explorer Fund	3,327,636	1,900
Mid-Cap Growth Fund	1,004,131	1,250
Selected Value Fund	5,522,616	2,500
Vanguard Windsor Funds
Windsor Fund	25,695,223	2,500
Windsor II Fund	55,049,870	2,500

Vanguard World Fund
Consumer Discretionary Index Fund	111,123	525
Consumer Staples Index Fund	338,620	750
Energy Index Fund	669,669	900
FTSE Social Index Fund	671,568	900
Financials Index Fund	328,096	750
Health Care Index Fund	576,808	900
Industrials Index Fund	215,773	600
Information Technology Index Fund	351,979	750
International Growth Fund	18,336,804	2,500
Materials Index Fund	319,731	750
Telecommunication Services Index Fund	292,544	750
U.S. Growth Fund	5,849,860	2,500
Utilities Index Fund	505,446	900

TOTALS	$1,369,869,579	$261,000

A-5